Exhibit 99.1

Itron Announces Third Quarter 2021 Financial Results

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--November 4, 2021--Itron, Inc. (NASDAQ:ITRI) announced today financial results for its third quarter ended Sept. 30, 2021. Key results for the quarter include (compared with the third quarter of 2020):

  Revenue of $487 million, compared with $540 million;
  Gross margin of 27.7%; compared with 26.5%;
  GAAP net loss of $(2) million, compared with $(25) million;
  GAAP loss per share (EPS) of $(0.04), compared with $(0.63);
  Non-GAAP diluted EPS of $0.21, compared with $0.61;
  Adjusted EBITDA of $26 million, compared with $40 million;
  Free cash flow of $11 million compared with $38 million; and
  Total backlog of $3.4 billion, compared with $2.8 billion.

"Despite the current component constraints that gated our third quarter results, we have been diligently executing on our strategy to drive stronger results as macro supply challenges abate," said Tom Deitrich, Itron's president and chief executive officer.

"Since our Investor Day on October 5, 2021, we announced the acquisition of SELC, growing our smart city and smart lighting solutions business. And yesterday, we announced a definitive agreement to sell our European Commercial and Industrial mechanical gas meter business; our gas stations metering and pressure regulation business; and our global gas regulator business. In conjunction with the sale, we have announced a restructuring project that drives reductions in certain locations and functional support areas."

Summary of Third Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue
Total third quarter revenue decreased 10% to $487 million, or 11%, excluding the impact of changes in foreign currency exchange rates. The decrease was primarily due to component constraints, which reduced revenue by approximately $100 million.

Device Solutions revenue decreased 14% and Networked Solutions revenue decreased 10% with the majority of the decline due to component constraints in the quarter. Outcomes revenue increased 5%.

Gross Margin
Consolidated company gross margin of 27.7% increased 120 basis points from the prior year, primarily due to favorable product mix.

Operating Expenses and Operating Income
GAAP operating expenses of $131 million decreased $36 million from the prior year, primarily due to lower restructuring expenses. Non-GAAP operating expenses of $119 million increased $5 million from the prior year primarily due to higher sales, general and administrative expenses, which includes higher variable compensation.

GAAP operating income of $4 million was $28 million higher than the prior year primarily due to lower operating expenses. Non-GAAP operating income of $16 million was $13 million lower than last year due to lower revenue and higher variable compensation.

Net Income (loss) and Earnings per Share
The net loss attributable to Itron, Inc. for the quarter was $(2) million, or $(0.04) per diluted share, an improvement from a net loss of $(25) million, or $(0.63) per diluted share in 2020. The improvement was driven by GAAP operating income in 2021 and lower interest expense, partially offset by a higher GAAP tax rate.

Non-GAAP net income, which excludes certain charges including amortization of intangible assets, amortization of debt placement fees, debt extinguishment, restructuring, loss on sale of business, corporate transition cost, acquisition and integration, and the income tax effect of those adjustments, was $9 million, or $0.21 per diluted share, compared with $25 million, or $0.61 per diluted share, in 2020. The lower year over year results were due to lower non-GAAP operating income and a higher non-GAAP effective tax rate due to fewer discrete benefits in the period.

Cash Flow
Net cash provided by operating activities was $18 million in the third quarter compared with $45 million in the same quarter of 2020. Free cash flow was $11 million in the third quarter compared with $38 million in the prior year. The year over year decrease in cash flow was primarily due to reduced non-GAAP EBITDA and lower cash inflows from working capital.

Other Measures

Total backlog was $3.4 billion and 12-month backlog was $1.4 billion, compared with $2.8 billion and $1.1 billion, respectively, in the prior year. Bookings in the quarter totaled $395 million.

Share Repurchase Program

On November 1, 2021, the Board of Directors at Itron authorized a new share repurchase program of up to $100 million of Itron’s common stock over an 18-month period. Repurchases under the program will be made in the open market in accordance with applicable securities laws.

Earnings Conference Call

Itron will host a conference call to discuss the financial results and guidance contained in this release at 10 a.m. EDT on Nov. 4, 2021. The call will be webcast in a listen-only mode. Webcast information and conference call materials will be made available 10 minutes before the start of the call and will be accessible on Itron’s website at http://investors.itron.com/events.cfm. A replay of the audio webcast will be made available at http://investors.itron.com/events.cfm. A telephone replay of the conference call will be available through Nov. 9, 2021. To access the telephone replay, dial 888-203-1112 or 719-457-0820 and enter passcode 6979258.

About Itron

Itron® enables utilities and cities to safely, securely and reliably deliver critical infrastructure services to communities in more than 100 countries. Our portfolio of smart networks, software, services, meters and sensors helps our customers better manage electricity, gas and water resources for the people they serve. By working with our customers to ensure their success, we help improve the quality of life, ensure the safety and promote the well-being of millions of people around the globe. Itron is dedicated to creating a more resourceful world. Join us: www.itron.com.

Itron® is a registered trademark of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements

This release contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as "expect", "intend", "anticipate", "believe", "plan", "goal", "seek", "project", "estimate", "future", "strategy", "objective", "may", "likely", "should", "will", "will continue", and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plan, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including, without limitation those resulting from extraordinary events or circumstances such as the COVID-19 pandemic and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our 2020 Annual Report and other reports on file with the SEC. We undertake no obligation to update or revise any forward-looking statement, whether written or oral.

The impact caused by the ongoing COVID-19 pandemic includes uncertainty as to the duration, spread, severity, and any resurgence of the COVID-19 pandemic including other factors contributing to infection rates, such as reinfection or mutation of the virus, the effectiveness or widespread availability and application of vaccines, the duration and scope of related government orders and restrictions, impact on overall demand, impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including the impact on our employees, limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers. Our estimates and statements regarding the impact of COVID-19 are made in good faith to provide insight to our current and future operating and financial environment and any of these may materially change due to factors outside our control. For more information on risks associated with the COVID-19 pandemic, please see our risk in Part I, Item 1A: Risk Factors in our 2020 Annual Report.

Non-GAAP Financial Information

To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP), we use certain adjusted or non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share (EPS), adjusted EBITDA, adjusted EBITDA margin, constant currency, and free cash flow. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies.

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Product revenues	$410,947	$470,658	$1,265,470	$1,437,780
Service revenues	76,002	69,526	230,465	210,413
Total revenues	486,949	540,184	1,495,935	1,648,193
Cost of revenues
Product cost of revenues	306,168	358,297	908,923	1,072,271
Service cost of revenues	45,818	38,636	135,130	122,588
Total cost of revenues	351,986	396,933	1,044,053	1,194,859
Gross profit	134,963	143,251	451,882	453,334

Operating expenses
Sales, general and administrative	71,838	64,982	221,974	215,018
Research and development	46,889	46,224	147,379	148,999
Amortization of intangible assets	8,944	11,183	26,914	33,488
Restructuring	958	44,462	(830)	41,531
Loss on sale of business	2,171	380	28,274	57,295
Total operating expenses	130,800	167,231	423,711	496,331

Operating income (loss)	4,163	(23,980)	28,171	(42,997)
Other income (expense)
Interest income	352	354	1,326	2,165
Interest expense	(2,628)	(10,810)	(27,107)	(33,771)
Other income (expense), net	(1,761)	(2,607)	(16,684)	(3,414)
Total other income (expense)	(4,037)	(13,063)	(42,465)	(35,020)

Income (loss) before income taxes	126	(37,043)	(14,294)	(78,017)
Income tax benefit (provision)	(1,136)	11,985	(5,581)	(366)
Net loss	(1,010)	(25,058)	(19,875)	(78,383)
Net income attributable to noncontrolling interests	859	299	2,514	1,092
Net loss attributable to Itron, Inc.	$(1,869)	$(25,357)	$(22,389)	$(79,475)

Net loss per common share - Basic	$(0.04)	$(0.63)	$(0.51)	$(1.98)
Net loss per common share - Diluted	$(0.04)	$(0.63)	$(0.51)	$(1.98)

Weighted average common shares outstanding - Basic	45,240	40,337	43,983	40,199
Weighted average common shares outstanding - Diluted	45,240	40,337	43,983	40,199

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Product revenues
Device Solutions	$149,830	$174,039	$480,808	$501,157
Networked Solutions	242,527	282,677	736,397	898,465
Outcomes	18,590	13,942	48,265	38,158
Total Company	$410,947	$470,658	$1,265,470	$1,437,780

Service revenues
Device Solutions	$2,404	$2,089	$7,174	$6,415
Networked Solutions	31,971	23,982	91,473	73,519
Outcomes	41,627	43,455	131,818	130,479
Total Company	$76,002	$69,526	$230,465	$210,413

Total revenues
Device Solutions	$152,234	$176,128	$487,982	$507,572
Networked Solutions	274,498	306,659	827,870	971,984
Outcomes	60,217	57,397	180,083	168,637
Total Company	$486,949	$540,184	$1,495,935	$1,648,193

Gross profit
Device Solutions	$22,480	$20,528	$85,228	$64,843
Networked Solutions	89,915	102,295	298,627	332,368
Outcomes	22,568	20,428	68,027	56,123
Total Company	$134,963	$143,251	$451,882	$453,334

Operating income (loss)
Device Solutions	$12,095	$11,017	$53,784	$28,095
Networked Solutions	61,150	71,404	205,071	237,466
Outcomes	11,774	12,044	34,647	29,468
Corporate unallocated	(80,856)	(118,445)	(265,331)	(338,026)
Total Company	$4,163	$(23,980)	$28,171	$(42,997)

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$188,691	$206,933
Accounts receivable, net	320,994	369,828
Inventories	175,432	182,377
Other current assets	117,270	171,124
Total current assets	802,387	930,262

Property, plant, and equipment, net	189,748	207,816
Deferred tax assets, net	101,907	76,142
Other long-term assets	41,666	51,656
Operating lease right-of-use assets, net	67,599	76,276
Intangible assets, net	103,763	132,955
Goodwill	1,115,697	1,131,916
Total assets	$2,422,767	$2,607,023

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$188,663	$215,639
Other current liabilities	74,718	72,591
Wages and benefits payable	99,347	86,249
Taxes payable	13,674	15,804
Current portion of debt	—	18,359
Current portion of warranty	18,089	28,329
Unearned revenue	101,263	112,928
Total current liabilities	495,754	549,899

Long-term debt, net	449,629	902,577
Long-term warranty	16,598	13,061
Pension benefit obligation	114,771	119,457
Deferred tax liabilities, net	1,792	1,921
Operating lease liabilities	59,149	66,823
Other long-term obligations	85,248	113,012
Total liabilities	1,222,941	1,766,750

Equity
Common stock	1,782,060	1,389,419
Accumulated other comprehensive loss, net	(151,739)	(138,526)
Accumulated deficit	(456,734)	(434,345)
Total Itron, Inc. shareholders' equity	1,173,587	816,548
Noncontrolling interests	26,239	23,725
Total equity	1,199,826	840,273
Total liabilities and equity	$2,422,767	$2,607,023

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Nine Months Ended September 30,
	2021	2020
Operating activities
Net loss	$(19,875)	$(78,383)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	64,252	72,306
Non-cash operating lease expense	12,962	15,252
Stock-based compensation	18,251	20,638
Amortization of prepaid debt fees	17,383	3,029
Deferred taxes, net	(5,170)	(9,439)
Loss on sale of business	28,274	57,295
Loss on extinguishment of debt	10,000	—
Restructuring, non-cash	951	6,518
Other adjustments, net	3,720	3,856
Changes in operating assets and liabilities, net of sale of business:
Accounts receivable	40,624	82,087
Inventories	2,150	8,978
Other current assets	26,072	(12,862)
Other long-term assets	5,058	(2,547)
Accounts payable, other current liabilities, and taxes payable	(27,124)	(82,775)
Wages and benefits payable	14,110	(28,446)
Unearned revenue	(13,158)	15,098
Warranty	(5,969)	(10,894)
Other operating, net	(31,364)	10,860
Net cash provided by operating activities	141,147	70,571

Investing activities
Net proceeds (payments) related to the sale of business	3,142	(748)
Acquisitions of property, plant, and equipment	(27,781)	(36,297)
Other investing, net	2,820	3,573
Net cash used in investing activities	(21,819)	(33,472)

Financing activities
Proceeds from borrowings	460,000	400,000
Payments on debt	(946,094)	—
Issuance of common stock	4,351	5,059
Proceeds from common stock offering	389,419	—
Proceeds from sale of warrants	45,349	—
Purchases of convertible note hedge contracts	(84,139)	—
Prepaid debt fees	(12,021)	(184)
Other financing, net	6,327	(2,285)
Net cash (used in) provided by financing activities	(136,808)	402,590

Effect of foreign exchange rate changes on cash and cash equivalents	(762)	(3,426)
Increase (decrease) in cash and cash equivalents	(18,242)	436,263
Cash and cash equivalents at beginning of period	206,933	149,904
Cash and cash equivalents at end of period	$188,691	$586,167

About Non-GAAP Financial Measures

The accompanying press release contains non-GAAP financial measures. To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow, and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For more information on these non-GAAP financial measures, please see the table captioned Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and certain discrete cash and non-cash charges, such as acquisition and integration related expenses, loss on sale of business, or restructuring charges. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income – We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, loss on sale of business, corporate transition cost, and acquisition and integration. We define non-GAAP operating income as operating income (loss) excluding the expenses related to the amortization of intangible assets, restructuring, loss on sale of business, corporate transition cost, and acquisition and integration. Acquisition and integration related expenses include costs, which are incurred to affect and integrate business combinations, such as professional fees, certain employee retention and salaries related to integration, severances, contract terminations, travel costs related to knowledge transfer, system conversion costs, and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are related to acquisitions and restructuring projects. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods, expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income (loss) attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, debt extinguishment, restructuring, loss on sale of business, corporate transition cost, acquisition and integration, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by diluted weighted-average shares outstanding during the period calculated on a GAAP basis and then reduced to reflect the anti-dilutive impact of the convertible note hedge transaction entered into in connection with the 0% Convertible Notes due 2026 issued in March 2021. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income attributable to Itron, Inc. and GAAP diluted EPS.

For interim periods the budgeted annual effective tax rate (AETR) is used, adjusted for any discrete items, as defined in Accounting Standards Codification (ASC) 740 - Income Taxes. The budgeted AETR is determined at the beginning of the fiscal year. The AETR is revised throughout the year based on changes to our full-year forecast. If the revised AETR increases or decreases by 200 basis points or more from the budgeted AETR due to changes in the full-year forecast during the year, the revised AETR is used in place of the budgeted AETR beginning with the quarter the 200 basis point threshold is exceeded and going forward for all subsequent interim quarters in the year. We continue to assess the AETR based on latest forecast throughout the year and use the most recent AETR anytime it increases or decreases by 200 basis points or more from the prior interim period.

Adjusted EBITDA – We define adjusted EBITDA as net income (loss) (a) minus interest income, (b) plus interest expense, depreciation and amortization, debt extinguishment, restructuring, loss on sale of business, corporate transition cost, acquisition and integration, and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income (loss).

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts and reconciling to free cash flow.

Constant currency – We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from the entity's functional currency into U.S. dollars for financial reporting purposes. We also use the term "constant currency", which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period's results restated using current period foreign currency exchange rates.

The tables below reconcile the non-GAAP financial measures of operating expenses, operating income, net income, diluted EPS, adjusted EBITDA, and free cash flow with the most directly comparable GAAP financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

TOTAL COMPANY RECONCILIATIONS	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$130,800	$167,231	$423,711	$496,331
Amortization of intangible assets	(8,944)	(11,183)	(26,914)	(33,488)
Restructuring	(958)	(44,462)	830	(41,531)
Loss on sale of business	(2,171)	(380)	(28,274)	(57,295)
Corporate transition cost	—	—	—	33
Acquisition and integration	(118)	2,348	368	738
Non-GAAP operating expenses	$118,609	$113,554	$369,721	$364,788

NON-GAAP OPERATING INCOME
GAAP operating income (loss)	$4,163	$(23,980)	$28,171	$(42,997)
Amortization of intangible assets	8,944	11,183	26,914	33,488
Restructuring	958	44,462	(830)	41,531
Loss on sale of business	2,171	380	28,274	57,295
Corporate transition cost	—	—	—	(33)
Acquisition and integration	118	(2,348)	(368)	(738)
Non-GAAP operating income	$16,354	$29,697	$82,161	$88,546

NON-GAAP NET INCOME & DILUTED EPS
GAAP net loss attributable to Itron, Inc.	$(1,869)	$(25,357)	$(22,389)	$(79,475)
Amortization of intangible assets	8,944	11,183	26,914	33,488
Amortization of debt placement fees	1,905	972	17,252	2,898
Debt extinguishment	—	—	11,681	—
Restructuring	958	44,462	(830)	41,531
Loss on sale of business	2,171	380	28,274	57,295
Corporate transition cost	—	—	—	(33)
Acquisition and integration	118	(2,348)	(368)	(738)
Income tax effect of non-GAAP adjustments	(2,775)	(4,658)	(16,491)	(6,037)
Non-GAAP net income attributable to Itron, Inc.	$9,452	$24,634	$44,043	$48,929

Non-GAAP diluted EPS	$0.21	$0.61	$0.99	$1.21

Non-GAAP weighted average common shares outstanding - Diluted	45,506	40,559	44,330	40,507

ADJUSTED EBITDA
GAAP net loss attributable to Itron, Inc.	$(1,869)	$(25,357)	$(22,389)	$(79,475)
Interest income	(352)	(354)	(1,326)	(2,165)
Interest expense	2,628	10,810	27,107	33,771
Income tax provision (benefit)	1,136	(11,985)	5,581	366
Debt extinguishment	—	—	11,681	—
Depreciation and amortization	21,333	24,076	64,252	72,306
Restructuring	958	44,462	(830)	41,531
Loss on sale of business	2,171	380	28,274	57,295
Corporate transition cost	—	—	—	(33)
Acquisition and integration	118	(2,348)	(368)	(738)
Adjusted EBITDA	$26,123	$39,684	$111,982	$122,858

FREE CASH FLOW
Net cash provided by operating activities	$18,467	$44,785	$141,147	$70,571
Acquisitions of property, plant, and equipment	(7,305)	(7,248)	(27,781)	(36,297)
Free Cash Flow	$11,162	$37,537	$113,366	$34,274

Contacts

Itron, Inc.
Kenneth P. Gianella
Vice President, Investor Relations
(669) 770-4643

David Means
Director, Investor Relations
(737) 242-8448

Rebecca Hussey
Manager, Investor Relations
(509) 891-3574